UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 20, 2017

Farmer Bros. Co.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34249	95-0725980
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1912 Farmer Brothers Drive, Northlake, Texas 76262
(Address of Principal Executive Offices)

(888)-998-2468
(Registrant’s Telephone Number, Including Area Code)

13601 North Freeway, Suite 200, Fort Worth, Texas 76177
(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Approval of Farmer Bros. Co. 2017 Long-Term Incentive Plan
Farmer Bros. Co. (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”) on June 20, 2017. At the Special Meeting, the Company’s stockholders approved the Company’s 2017 Long-Term Incentive Plan (the “2017 Plan”). The 2017 Plan was adopted by the Company’s board of directors (the “Board”) on April 18, 2017, and became effective on the date the 2017 Plan was approved by the Company’s stockholders on June 20, 2017 (the “Effective Date”).
The 2017 Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, performance shares and other stock- or cash-based awards to eligible participants. The 2017 Plan also authorizes the grant of awards that are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code (the “Code”). Non-employee directors of the Company and employees of the Company or any of its subsidiaries are eligible to receive awards under the 2017 Plan. The 2017 Plan authorizes the issuance of (i) 900,000 shares of common stock plus (ii) the number of shares of common stock subject to awards under the Company’s Amended and Restated 2007 Long-Term Incentive Plan and the Company’s 2007 Omnibus Plan, in each case, that are outstanding as of the Effective Date and that expire or are forfeited, cancelled or similarly lapse following the Effective Date. Subject to certain limitations, shares of common stock covered by awards granted under the 2017 Plan that are forfeited, expire or lapse, or are repurchased for or paid in cash, may be used again for new grants under the 2017 Plan.
Shares of common stock granted under the 2017 Plan may be authorized but unissued shares, shares purchased on the open market or treasury shares. In no event will more than 900,000 shares of common stock be issuable pursuant to the exercise of incentive stock options under the 2017 Plan.
The 2017 Plan is administered by the Board or another Board committee or subcommittee, as may be determined by the Board from time to time (subject to limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Securities Exchange Act of 1934, as amended, and/or stock exchange rules, as applicable). The administrator of the 2017 Plan (the “Administrator”) or its delegatee will have the authority to determine which eligible persons receive awards and to set the terms and conditions applicable to awards within the confines of the 2017 Plan’s terms. The Administrator will have the authority to make all determinations and interpretations under, and adopt rules and guidelines for the administration of, the 2017 Plan. In addition, the Administrator (which, for purposes of any such awards will be a Board committee comprised solely of two or more directors, each of whom is intended to be an “outside director” within the meaning of Section 162(m) of the Code) will determine whether specific awards are intended to constitute “qualified performance-based compensation,” within the meaning of Section 162(m) of the Code.
The 2017 Plan includes annual limits on certain awards that may be granted to any individual participant. The maximum aggregate number of shares of common stock with respect to all stock options and stock appreciation rights that may be granted to any one person during any calendar year is 250,000 shares. The maximum number of shares of common stock with respect to all awards of restricted stock, restricted stock units, performance shares and other stock- or cash-based awards that are intended to qualify as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code that may be granted to any one person during any calendar year is 250,000 shares. The maximum aggregate amount that may become payable pursuant to all performance bonus awards that may be granted to any one person during any calendar year is $5,000,000. The sum of the maximum amount that may become payable pursuant to all cash-based awards granted under the 2017 Plan and the aggregate grant date fair value of all equity-based awards granted under the 2017 Plan, in each case, to any non-employee director during any calendar year for services as a member of the Board may not exceed $300,000.
The 2017 Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made under the 2017 Plan may not vest earlier than the date that is one year following the grant date of the award. The 2017 Plan also contains provisions with respect to payment of exercise or purchase prices, vesting and expiration of awards, adjustments and treatment of awards upon certain corporate transactions, including stock splits, recapitalizations and mergers, transferability of awards and tax withholding requirements.

The 2017 Plan may be amended or terminated by the Board at any time, subject to certain limitations requiring stockholder consent or the consent of the applicable participant. In addition, the Administrator may not, without the approval of the Company’s stockholders, authorize certain re-pricings of any outstanding stock options or stock appreciation rights granted under the 2017 Plan. The 2017 Plan will expire on June 20, 2027.
The terms and conditions of the 2017 Plan are described in the section entitled “Proposal No. 2 - Approval of the Company’s 2017 Long-Term Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on May 16, 2017. The foregoing description of the 2017 Plan does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2017 Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07 Submission of Matters to a Vote of Security Holders.
At the Special Meeting held on June 20, 2017, the stockholders of the Company: (i) approved an amendment to the Company’s Certificate of Incorporation to increase the maximum number of members that may constitute the Board from seven members to nine members by the affirmative vote of a majority of the outstanding shares of common stock; and (ii) approved the 2017 Plan by the affirmative vote of a majority of the shares present or represented by proxy at the Special Meeting and entitled to vote thereat. There were 16,844,626 shares of common stock entitled to vote at the Special Meeting and a total of 12,695,591 shares of common stock (75.4%) were represented at the Special Meeting.
Set forth below, with respect to each such proposal, are the number of votes cast for or against, and the number of abstentions and broker non-votes.
Proposal No. 1 – Approval of an amendment to the Company’s Certificate of Incorporation to increase the maximum number of members that may constitute the Board of Directors from seven members to nine members:

For	Against	Abstain	Broker Non-Votes
10,249,393	2,437,640	8,558	0
Proposal No. 2 – Approval of the Company’s 2017 Long-Term Incentive Plan:

For	Against	Abstain	Broker Non-Votes
9,934,675	2,725,477	35,439	0
Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
3.1	Certificate of Incorporation of Farmer Bros. Co.
3.2	Certificate of Amendment to the Certificate of Incorporation of Farmer Bros. Co.
10.1	Farmer Bros. Co. 2017 Long-Term Incentive Plan

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated:    June 26, 2017

FARMER BROS. CO.

By:	/s/ David G. Robson
David G. Robson
Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Certificate of Incorporation of Farmer Bros. Co.
3.2	Certificate of Amendment to the Certificate of Incorporation of Farmer Bros. Co.
10.1	Farmer Bros. Co. 2017 Long-Term Incentive Plan